Filed by AT&T Inc.
Pursuant to Rule 425 under the Securities Act of 1933
and deemed filed pursuant to Rule 14a–12
of the Securities Exchange Act of 1934
Subject Company: Straight Path Communications Inc.
Commission File No.: 1-36015

AT&T Reports First-Quarter Results
Updates Guidance Following FirstNet Award

•	Consolidated revenues of $39.4 billion
•	Operating income of $6.9 billion
•	Net income attributable to AT&T of $3.5 billion
•	Diluted EPS of $0.56 as reported and $0.74 as adjusted, compared to $0.61 and $0.72 in the year-ago quarter
•	Cash from operations of $9.2 billion
•	Free cash flow of $3.2 billion

•	2.7 million wireless net adds
o	2.1 million U.S., driven by prepaid and connected devices
o	633,000 Mexico
•	U.S. wireless first-quarter results:
o	Best-ever first-quarter postpaid phone churn of 0.90%
o	Wireless postpaid churn of 1.12%, including pressure from tablets
o	Strong operating margin of 30.1%; best-ever EBITDA margin of 41.8%; EBITDA wireless service margin of 49.3%
•	Entertainment Group first-quarter results:
o	Strong broadband gains with 242,000 IP broadband net adds; 115,000 total broadband net adds
o	4.6 million AT&T Fiber customer locations with plans to add 2 million in 2017
o	DIRECTV NOW gains help offset linear TV subscriber decline

Note: AT&T's first-quarter earnings conference call will be webcast at 4:30 p.m. ET on Tuesday, April 25, 2017. The webcast and related materials will be available on AT&T's Investor Relations website at www.att.com/investor.relations.

DALLAS, April 25, 2017 — AT&T Inc. (NYSE:T) today announced continued adjusted margin expansion and solid adjusted earnings growth for the first quarter. The quarter also was marked by several decisive strategic moves that helped broaden the company's spectrum portfolio.

"In a very competitive quarter, we continued to execute on our goals of driving efficiencies in our business while growing adjusted earnings per share. But just as important, the strategic moves we've made over the last few months to expand our wireless capacity and fortify our 5G leadership will be felt for years to come," said Randall Stephenson, AT&T Chairman and CEO. "FirstNet gives us access to 20 megahertz of valuable, low-band spectrum and allows us to deploy our spectrum assets more efficiently as we build a high-quality, mobile broadband network for our first responders. And our planned acquisitions of Fiber Tower and Straight Path will add valuable millimeter wave spectrum assets to our 5G tool kit as we lead the way to the next generation of wireless technology."

Consolidated Financial Results
AT&T's consolidated revenues for the first quarter totaled $39.4 billion versus $40.5 billion in the year-ago quarter, primarily due to record-low equipment sales in wireless. Compared with results for the first quarter of 2016, operating expenses were $32.5 billion versus $33.4 billion; operating income was $6.9 billion versus $7.1 billion; and operating income margin was 17.4% versus 17.6%. When adjusting for amortization, merger- and integration-related and other items, operating income was $8.2 billion versus $8.1 billion; and operating income margin was 20.7%, up 80 basis points versus the year-ago quarter.

First-quarter net income attributable to AT&T totaled $3.5 billion, or $0.56 per diluted share, compared to $3.8 billion, or $0.61 per diluted share, in the year-ago quarter. Adjusting for $0.18 of costs for amortization, merger- and integration-related and other items, earnings per diluted share was $0.74 compared to an adjusted $0.72 in the year-ago quarter.

Cash from operating activities was $9.2 billion in the first quarter, and capital expenditures were $6.0 billion. Free cash flow — cash from operating activities minus capital expenditures — was $3.2 billion for the quarter.

Updated 2017 Outlook
The company is updating its 2017 guidance. On a business as usual basis without the impact of Time Warner, AT&T expects:

•	Adjusted EPS growth in the mid-single digit range
•	Adjusted operating margin expansion
•	Capital expenditures in the $22 billion range
•	Free cash flow in the $18 billion range

The company is no longer providing consolidated revenue guidance primarily due to the unpredictability of wireless handset sales.

Adjustments include non-cash mark-to-market benefit plan gain/loss, merger integration and amortization costs and other adjustments. Traditionally, the mark-to-market adjustment is the largest item, which is driven by interest rates and investment returns that are not reasonably estimable at this time.  We expect amortization to be lower in 2017 compared to 2016.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc.

About AT&T
AT&T Inc. (NYSE:T) helps millions around the globe connect with leading entertainment, business, mobile and high speed internet services. We offer the nation's best data network* and the best global coverage of any U.S. wireless provider.** We're one of the world's largest providers of pay TV. We have TV customers in the U.S. and 11 Latin American countries. Nearly 3.5 million companies, from small to large businesses around the globe, turn to AT&T for our highly secure smart solutions.
Additional information about AT&T products and services is available at about.att.com. Follow our news on Twitter at @ATT, on Facebook at facebook.com/att and YouTube at youtube.com/att.
© 2017 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.
*Claim based on the Nielsen Certified Data Network Score. Score includes data reported by wireless consumers in the Nielsen Mobile Insights survey, network measurements from Nielsen Mobile Performance and Nielsen Drive Test Benchmarks for Q3+Q4 2016 across 121 markets.
**Global coverage claim based on offering discounted voice and data roaming; LTE roaming; and voice roaming in more countries than any other U.S. based carrier. International service required. Coverage not available in all areas. Coverage may vary per country and be limited/restricted in some countries.

Cautionary Language Concerning Forward-Looking Statements
Information set forth in this communication, including financial estimates and statements as to the expected timing, completion and effects of the proposed merger between AT&T Inc. and Straight Path Communications, Inc., constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These estimates and statements are subject to risks and uncertainties, and actual results might differ materially.  Such estimates and statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company's plans, objectives, expectations and intentions, and other statements that are not historical facts.  Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and Straight Path Communications, Inc. and are subject to significant risks and uncertainties outside of our control.  This presentation may contain certain non-GAAP financial measures.  Reconciliations between the non- GAAP financial measures and the GAAP financial measures are available on the company's website at www.att.com/investor.relations. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, (2) the risk that Straight Path Communications, Inc. stockholders may not adopt the merger agreement, (3) the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated, and (4) risks that any of the closing conditions to the proposed merger may not be satisfied in a timely manner.  Discussions of additional risks and uncertainties are contained in AT&T Inc.'s and Straight Path Communications, Inc.'s filings with the Securities and Exchange Commission.  Neither AT&T Inc. nor Straight Path Communications, Inc. is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.
The "quiet period" for FCC Spectrum Auction 1000 (also known as the 600 MHz incentive auction) is now in effect. During the quiet period, auction applicants are required to avoid discussions of bids, bidding strategy and post-auction market structure with other auction applicants.

Additional Information and Where to Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.  This communication may be deemed to be solicitation material in respect of the proposed merger between AT&T Inc. and Straight Path Communications, Inc.  In connection with the proposed merger, AT&T Inc. intends to file a registration statement on Form S-4, containing a proxy statement/prospectus with the Securities and Exchange Commission ("SEC").  STOCKHOLDERS OF STRAIGHT PATH COMMUNICATIONS, INC. ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  Investors and security holders will be able to obtain copies of the proxy statement/prospectus as well as other filings containing information about AT&T Inc. and Straight Path Communications, Inc., without charge, at the SEC's website at http://www.sec.gov.  Copies of documents filed with the SEC by AT&T Inc. will be made available free of charge on AT&T Inc.'s investor relations website at http://www.att.com.  Copies of documents filed with the SEC by Straight Path Communications, Inc. will be made available free of charge on Straight Path Communications, Inc.'s investor relations website at http://spathinc.com/investors/.

Participants in Solicitation
AT&T Inc. and its directors and executive officers, and Straight Path Communications, Inc. and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Straight Path Communications, Inc. common stock in respect of the proposed merger.  Information about the directors and executive officers of AT&T Inc. is set forth in the proxy statement for AT&T Inc.'s 2017 Annual Meeting of Stockholders, which was filed with the SEC on March 10, 2017.  Information about the directors and executive officers of Straight Path Communications, Inc. is set forth in the proxy statement for Straight Path Communications, Inc.'s 2017 Annual Meeting of Stockholders, which was filed with the SEC on November 22, 2016.  Investors may obtain additional information regarding the interest of such participants by reading the proxy statement/prospectus regarding the proposed merger when it becomes available.

For more information, contact:
Fletcher Cook – AT&T Global Media Relations
Email: fletcher.cook@att.com
Phone: (214) 757-7629

Eric Ryan – AT&T Global Media Relations
Email: eric.ryan.1@att.com
Phone: (929) 273-8434